UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2019

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	GS	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series A	GS PrA	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.20% Non-Cumulative Preferred Stock, Series B	GS PrB	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series C	GS PrC	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series D	GS PrD	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J	GS PrJ	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K	GS PrK	NYSE

Depositary Shares, Each Representing 1/1,000th Interest in a Share of 6.30% Non-Cumulative Preferred Stock, Series N	GS PrN	NYSE

5.793% Fixed-to-Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II	GS/43PE	NYSE

Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III	GS/43PF	NYSE

Medium-Term Notes, Series A, Index-Linked Notes due 2037 of GS Finance Corp.	GCE	NYSE Arca

Medium-Term Notes, Series B, Index-Linked Notes due 2037	GSC	NYSE Arca

Medium-Term Notes, Series E, Index-Linked Notes due 2028 of GS Finance Corp.	FRLG	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

On June 12, 2019, The Goldman Sachs Group, Inc. (the “Company”) announced the launch of a proposed public offering (the “Offering”) of depositary shares, each representing 1/25th interest in a share of its new series of Fixed-Rate Reset Non-Cumulative Preferred Stock, Series Q (the “Depositary Shares”). The Offering is subject to pricing, which has not yet occurred. If the Offering is priced and proceeds to closing, the Company intends to use the net proceeds from the sale of the Depositary Shares to redeem all of its outstanding 6.20% Non-Cumulative Preferred Stock, Series B, $25,000 liquidation preference per share (the “Series B Preferred Stock”). The depositary shares, each representing 1/1000th interest in a share of Series B Preferred Stock, are currently traded on the New York Stock Exchange under the symbol GS PrB. The Company also intends to use any remaining proceeds to redeem a portion of its 5.70% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L, $25,000 liquidation preference per share (the “Series L Preferred Stock”).

The pricing of the Offering, and thus whether any possible redemptions of outstanding preferred stock will occur, is subject to market conditions and other considerations. There is no assurance that the Offering will price and close or that the Company will decide to redeem the Series B Preferred Stock or a portion of the Series L Preferred Stock or, if it does, the amounts to be redeemed. If the Company decides to redeem the Series B Preferred Stock or a portion of the Series L Preferred Stock, it intends to announce its decision by press release and an appropriate notice of redemption.

The Offering is described in the Company’s preliminary prospectus supplement dated June 12, 2019, which was filed with the Securities and Exchange Commission today.

This Current Report on Form 8-K does not constitute an offer to sell the Depositary Shares.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, certain of which, by their nature, are inherently uncertain and outside the firm’s control. Forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the completion of, and the use of proceeds from, the Offering, including the redemption of the Series B Preferred Stock and the Series L Preferred Stock. It is possible that the firm’s actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: June 12, 2019	By:	/s/ Matthew E. Tropp
Name: Matthew E. Tropp
Title: Assistant Secretary